Exhibit 99.2

PROFIRE ENERGY REPORTS RECORD REVENUES, CASH IN Q3 FY2014;
RAISES REVENUE AND NET INCOME GUIDANCE FOR FY2014

FY2014 Guidance Raised to $34.0-35.0M Revenue, $5.3-5.8M Net Income;
Multiple Non-Cash Expenses bring Fiscal Q3 Net Margin below Historical Norm of 20%

LINDON, Utah, February 14, 2014- Profire Energy, Inc. (OTCBB:PFIE), a technology company which manufactures, installs and services burner management systems and other combustion technologies for the oil and gas industry, today announced that it has filed its Quarterly Report on Form 10-Q for its fiscal quarter ended December 31, 2013 with the U.S. Securities and Exchange Commission, and updated its guidance for the 2014 fiscal year, available on the Company’s website.

The Company reported record quarterly revenue for the three months ended December 31, 2013 of $9,530,837, and net income (after-tax) of $1,206,306, respectively. These figures represent a 169% increase in revenue and a 470% increase in net income (after-tax) compared to the same period of the prior fiscal year.  Earnings per share increased to $0.03 for the quarter, compared to ($0.01) for the same period of the prior fiscal year. As a percentage of revenues, total operating expenses fell from 75% to 33%. The Company reported total assets of $23,767,322 (with cash and cash equivalents of $5,732,530) and total liabilities of $3,484,285.

“Our third fiscal quarter showed significant growth over the same period in fiscal 2013,” said Andrew Limpert, Chief Financial Officer of Profire. “With the expansion of our sales team, the opening of new territories, and the continued development of the U.S. market, we saw increased execution from our sales team. As we stay active in training new personnel and improving our current product offering—as well as developing new technologies—we hope to improve our sales effectiveness over the coming quarters. With the sales expansions we recently announced, there will be some time and resources required to realize the potential of these expansions.”

The Company reported a 183% increase in the sales of goods (net), as well as a 46% increase in the sales of services (net), while total operating expenses increased 19%.

“We have adjusted our guidance to reflect our expectations for the fourth quarter of fiscal 2014,” said Nathan McBride, Finance & Communications at Profire. “We are raising our revenue guidance from $22.5 million to between $34.0 and $35.0 million in revenue, and also raising our net income guidance from $4.2 million to between $5.3 and $5.8 million.”

“As we look back at this recent quarter, we are largely pleased with the efforts and results from our team,” said Brenton Hatch, Chief Executive Officer of Profire. “Revenues improved quite strongly over last year, though we hope to improve quarter-after-quarter growth in the coming quarter and fiscal year. While we had some non-cash option-related expenses—which are largely non-recurring—that reduced our net income for the quarter, our normal operating profitability remained at approximately historical levels. We appreciate the hard work of our employees, as well as the patience and trust of our stockholders, as we prepare to finish the fiscal year and enter another year of exciting possibilities for Profire and the industry.”

The Company remains debt-free.

The Company’s financial statements (as filed with the Securities and Exchange Commission) are provided below.

PROFIRE ENERGY, INC. AND SUBSIDIARY
Condensed Consolidated Balance Sheets

	December 31	March 31,
	2013	2013
	(Unaudited)
ASSETS
CURRENT ASSETS

Cash and cash equivalents	$5,732,530	$808,772
Accounts receivable, net	8,481,074	5,879,165
Inventories	6,963,230	3,463,614
Prepaid expenses	46,937	1,967

Total Current Assets	21,223,771	10,153,518

PROPERTY AND EQUIPMENT, net	2,543,551	2,232,355

TOTAL ASSETS	$23,767,322	$12,385,873

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$2,050,748	$1,499,330
Accrued liabilities	96,213	189,489
Deferred income tax liability	116,607	72,857
Income taxes payable	1,220,717	161,550

Total Current Liabilities	3,484,285	1,923,226

TOTAL LIABILITIES	3,484,285	1,923,226

STOCKHOLDERS' EQUITY

Preferred shares: $0.001 par value, 10,000,000 shares authorized: no shares issued and outstanding	-	-
Common shares: $0.001 par value, 100,000,000 shares authorized: 47,836,428 and 45,250,000 shares issued and outstanding, respectively	47,837	45,250
Additional paid-in capital	5,912,516	585,735
Accumulated other comprehensive income/(loss)	(7,351)	371,466
Retained earnings	14,330,035	9,460,196

Total Stockholders' Equity	20,283,037	10,462,647

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$23,767,322	$12,385,873

The accompanying notes are a integral part of these condensed consolidated financials statements.

PROFIRE ENERGY, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Operations and Other Comprehensive Income (Loss)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	December		December
	2013	2012	2013	2012
REVENUES
Sales of goods, net	$8,999,070	$3,176,627	$24,778,093	$10,724,586
Sales of services, net	531,767	364,434	1,276,780	873,341
Total Revenues	9,530,837	3,541,061	26,054,873	11,597,927

COST OF SALES
Cost of goods sold-product	3,894,002	1,050,966	10,169,122	4,329,037
Cost of goods sold-services	418,594	313,442	919,041	697,474
Total Cost of Goods Sold	4,312,596	1,364,408	11,088,163	5,026,511

GROSS PROFIT	5,218,241	2,176,653	14,966,710	6,571,416

OPERATING EXPENSES
General and administrative expenses	1,977,911	1,339,676	4,076,226	3,135,668
Research and development	139,691	38,472	390,710	148,865
Payroll expenses	946,878	1,144,024	2,712,947	1,845,679
Depreciation expense	78,685	116,678	205,610	227,604

Total Operating Expenses	3,143,165	2,638,850	7,385,493	5,357,816

INCOME FROM OPERATIONS	2,075,076	(462,197)	7,581,217	1,213,600

OTHER INCOME (EXPENSE)
Interest expense	-	(4,493)	(10,567)	(13,171)
Gain on disposal of fixed assets	-	-	1,617	-
Rental income	311	-	2,501	-
Interest income	1,544	13,074	9,910	21,389

Total Other Income (Expense)	1,855	8,581	3,461	8,218

NET INCOME BEFORE INCOME TAXES	2,076,931	(453,616)	7,584,678	1,221,818

INCOME TAX EXPENSE	870,625	(127,347)	2,714,839	337,222

NET INCOME	$1,206,306	$(326,269)	$4,869,839	$884,596

FOREIGN CURRENCY TRANSLATION GAIN (LOSS)	$(178,593)	$(449,470)	(378,817)	(229,852)

TOTAL COMPREHENSIVE INCOME	$1,027,713	$(775,739)	$4,491,022	$654,744

BASIC EARNINGS PER SHARE	$0.03	$(0.01)	$0.11	$0.02

FULLY DILUTED EARNINGS PER SHARE	$0.03	$(0.01)	$0.11	$0.02

BASIC WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	46,560,913	45,155,000	45,705,105	45,088,400
FULLY DILUTED WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	46,973,885	45,155,000	46,118,077	45,357,724

The accompanying notes are a integral part of these condensed consolidated financials statements.

PROFIRE ENERGY, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Cash Flows
(unaudited)

	For the Nine Months Ended
	December 31
	2013	2012
OPERATING ACTIVITIES

Net Income	$4,869,839	$884,596
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation expense	246,542	225,076
Gain on the disposal of fixed assets	(1,617)	-
Common stock issued for services	28,350	208,750
Bad debt expense	-	69,995
Stock options issued for services	849,531	148,648
Changes in operating assets and liabilities:
Changes in accounts receivable	(2,749,328)	(642,358)
Changes in inventories	(3,572,120)	(1,493,076)
Changes in prepaid expenses	(44,970)	8,231
Changes in accounts payable and accrued liabilities	519,060	1,031,985
Changes in income taxes payable	1,190,648	(132,932)

Net Cash Provided by Operating Activities	1,335,935	308,915

INVESTING ACTIVITIES

Proceeds from disposal of equipment	33,910	-
Purchase of fixed assets	(654,057)	(474,381)

Net Cash Used in Investing Activities	(620,147)	(474,381)

FINANCING ACTIVITIES
Stock issued	4,332,975	-
Stock issued in exercise of stock options	118,512	-

Net Cash Used in Financing Activities	4,451,487	-

Effect of exchange rate changes on cash	(161,257)	(264,802)

NET INCREASE IN CASH	5,006,018	(430,268)
CASH AT BEGINNING OF PERIOD	808,772	1,914,877

CASH AT END OF PERIOD	$5,814,790	$1,484,609

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$10,567	$13,171
Income taxes	$1,655,672	$513,245

The accompanying notes are a integral part of these condensed consolidated financials statements.

To learn more about Profire Energy or its products, please contact Profire Energy or visit www.ProfireEnergy.com.

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient transportation, refinement and production of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent EPA standards and enhanced margins with their energy production processes, Profire Energy’s burner management systems are increasingly becoming part of their solution. To learn more about the company’s products and services, please visit www.ProfireEnergy.com.  Profire Energy has offices in Lindon, Utah; Houston, Texas; Oklahoma City, Oklahoma; and Edmonton, Alberta, Canada.

Cautionary Note Regarding Forward-Looking Statements.  Statements made in this release that are not historical are forward-looking statements.  This release contains forward-looking statements, including, but not limited to statements regarding increased execution from our sales team; improvement in sales efficacy over coming quarters, derived from training activity, product improvement, or technology development; the Company’s expectations regarding its 2014 fiscal year, or the fourth quarter of the same; the strength of improvement in Company revenues; the recurring nature of various non-cash expenses; the Company’s preparations to finish the fiscal year and enter another exciting year of possibilities for the industry or Company.  All such forward-looking statements are subject to uncertainty and changes in circumstances. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, market, political, public market and regulatory risks and factors identified in the company’s periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements.

Contact:	Profire Energy, Inc.
Profire Energy, Inc.	Nathan McBride, Finance & Communications
Andrew Limpert, CFO	(801) 796-5127
(801) 796-5127
RedChip Companies, Inc.
Brendan Hopkins
1-800-RED-CHIP (733-2447), ext. 134